Exhibit 8.2

April 2, 2021

Enable Midstream Partners, LP

499 W. Sheridan Ave., Suite 1500

Oklahoma City, OK 73102

RE:	Agreement and Plan of Merger, dated as of February 16, 2021

Ladies and Gentlemen:

We have acted as counsel to Enable Midstream Partners, LP, a Delaware limited partnership (“Enable”), in connection with (i) (a) the proposed merger (the “LP Merger”) of Elk Merger Sub LLC (“Merger Sub”), a Delaware limited liability company and a direct wholly owned subsidiary of Energy Transfer, LP (“Energy Transfer”), a Delaware limited partnership, with and into Enable, with Enable surviving, and (b) the proposed merger (the “GP Merger” and together with the LP Merger, the “Mergers”) of Elk GP Merger Sub LLC (“GP Merger Sub”), a Delaware limited liability company and a direct wholly owned subsidiary of Energy Transfer, with and into Enable GP, LLC, a Delaware limited liability company (the “Enable General Partner”), with the Enable General Partner surviving, as contemplated by the Agreement and Plan of Merger, dated as of February 16, 2021, by and among Enable, Energy Transfer, Merger Sub, GP Merger Sub, the Enable General Partner and certain other parties thereto (the “Merger Agreement”), and (ii) the preparation of a Registration Statement on Form S-4 (File No. 333-254477) filed with the Securities and Exchange Commission by Energy Transfer relating to the Mergers, including the consent statement/prospectus forming a part thereof (as amended through the date hereof, the “Registration Statement”).

In rendering our opinion, we have examined and, with your consent, are expressly relying upon (without any independent investigation or review thereof) the truth and accuracy of the factual statements, representations, covenants and warranties contained in (i) the Merger Agreement (including any exhibits and schedules thereto), (ii) the Registration Statement and the consent statement/prospectus, (iii) the respective officer’s certificates of Enable and Energy Transfer, each delivered to us for purposes of this opinion (the “Officer’s Certificates”), and (iv) such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion.

In addition, we have assumed, with your consent, that, among other things:

1.

Original documents (including signatures) are authentic, and documents submitted to us as copies conform to the original documents, and there has been (or will be by the effective time of the Mergers) execution and delivery of all documents where execution and delivery are prerequisites to the effectiveness thereof;

2.

The Mergers will be consummated in the manner contemplated by, and in accordance with the provisions of, the Merger Agreement, and the Mergers will be effective under the laws of the State of Delaware;

3.

All factual statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true, complete and correct in all respects and will remain true, complete and correct in all respects up to and including the effective time of the Mergers and throughout the subsequent periods specified in the Officer’s Certificates, and no actions have been taken or will be taken that are inconsistent with such factual statements, descriptions or representations or that make any such factual statements, descriptions or representations untrue, incomplete or incorrect at the effective time of the Mergers or throughout the subsequent periods specified in the Officer’s Certificates;

4.

Any statements made in any of the documents referred to herein “to the knowledge of” or similarly qualified are true, complete and correct in all respects and will continue to be true, complete and correct in all respects at all times up to and including the effective time of the Mergers, in each case without such qualification; and

5.	The parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement.

We hereby confirm that all statements of legal conclusions contained in the discussion in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences of the LP Merger” constitute the opinion of Vinson & Elkins L.L.P. with respect to the matters set forth therein as of the filing date of the Registration Statement, subject to the assumptions, qualifications, and limitations set forth therein. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Any variation or difference in the facts from those set forth in the representations described above, including in the Registration Statement and the Officer’s Certificates, may affect the conclusions stated herein.

No opinion is expressed as to any matter not discussed in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences of the LP Merger.” We are opining herein only as to the federal income tax matter described above, and we express no opinion with respect to the applicability to, or the effect on, any transaction of other federal laws, foreign laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

This opinion is rendered to you as of the filing date of the Registration Statement, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is furnished to you, and is for your use in connection with the transactions set forth in the Registration Statement. This opinion may not be relied upon by you for any other purpose or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity, for any purpose, without our prior written consent. However, this opinion may be relied upon by you and by persons entitled to rely on it pursuant to applicable provisions of federal securities law, including Enable unitholders.

We hereby consent to the filing of this opinion of counsel as an exhibit to the Registration Statement and the use of our name in the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,
/s/ VINSON & ELKINS L.L.P.

Vinson & Elkins L.L.P.